UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  March 29, 2005
                                                  ____________________________

                 Prudential Bancorp, Inc. of Pennsylvania
______________________________________________________________________________
          (Exact name of registrant as specified in its charter)


Pennsylvania                          000-51214                68-0593604
______________________________________________________________________________
(State or other jurisdiction  (Commission File Number)       (IRS Employer
of incorporation)                                          Identification No.)


1834 Oregon Avenue, Philadelphia, Pennsylvania                     19145
______________________________________________________________________________
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code (215) 755-1500
                                                   ___________________________

                               Not Applicable
______________________________________________________________________________
    (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the
    Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the
    Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b)
    under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement
            __________________________________________


     On March 29, 2005, Prudential Savings Bank (the "Bank"), a Pennsylvania chartered savings bank and wholly owned subsidiary of Prudential Bancorp, Inc. of Pennsylvania (the "Company"), entered into employment agreements with Messrs. Thomas A. Vento and Joseph R. Corrato. Mr. Vento serves as President and Chief Executive Officer of the Bank and Mr. Corrato serves as Executive Vice President and Chief Financial Officer of the Bank. The effective date of the employment agreements is March 29, 2005, the date the reorganization of the Bank into the mutual holding company form of organization was completed.

     The employment agreements have a term of three years with respect to Mr. Vento and two years with respect to Mr. Corrato. The term will be extended annually thereafter unless either the Bank or the executive give notice at least 30 days prior to the annual anniversary date that the agreement shall not be extended. Under the terms of the employment agreements, the executives receive an initial annual base salary which shall be reviewed from time to time by the board of directors. The executives also are entitled to participate in the Bank's benefit plans and programs and receive reimbursement for reasonable business expenses. Each of the employment agreements is terminable with or without cause by the Bank. The executives have no right to compensation or other benefits pursuant to the employment agreements for any period after voluntary termination by the executive without good cause (as defined in the agreement) or termination by the Bank for cause, disability, retirement or death. In the event that (i) the executive terminates his employment because of failure to comply with any material provision of the employment agreement by the Bank or (ii) the employment agreement is terminated by the Bank other than for cause, disability, retirement or death, Messrs. Vento and Corrato will be entitled to the payment of two (Mr. Vento) and one (Mr. Corrato) times their respective average annual cash compensation (salary and cash bonuses) as cash severance and the maintenance until the earlier to occur of the passage of two years (Mr. Vento) or one year (Mr. Corrato) or until the executive's full time employment with another employer, of the executive's participation in all employee benefit plans in which the executive was entitled to participate or similar plans, programs or arrangements if his continued participation is not permissible. In the event that the executive's employment is terminated in connection with a change in control, as defined, for other than cause, disability, retirement or death or the executive terminates his employment as a result of certain adverse actions which are taken with respect to the executive's employment following a change in control, as defined, Messrs. Vento or Corrato, as the case may be, will be entitled to a cash severance payment equal to three and two times their respective average annual cash compensation and the maintenance, as described above, of the employee benefit plans for three and two years, respectively, or until the executive's full-time employment with another employer that provides similar benefits. Benefits under the employment agreements will be reduced to the extent necessary to ensure that the executives do not receive any "parachute payment" as such term is defined under Section 280G of the Internal Revenue Code.

     For additional information, reference is made to the employment agreements included as exhibits 10.1 and 10.2 hereto and which are incorporated herein by reference.

Item 8.01   Other Events
            ____________


     On March 29, 2005, the Bank, issued a press release announcing the completion of the Bank's mutual holding company reorganization and the related subscription offering for the common stock of the
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Company.  Prudential Mutual Holding Company, which owns 55% of the
Company's issued and outstanding shares of common stock, is now the mutual holding company for the Company and the Company is the "mid-tier" holding company for the Bank.

     For additional information, reference is made to the press release dated March 29, 2005, which is included as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits
            _________________________________



     (a)    Not applicable.

     (b)    Not applicable.

     (c)    The following exhibits are included with this Report:

            Exhibit No.    Description
            ___________    ________________________________________________


            10.1 Employment Agreement between Prudential Savings Bank and Thomas A. Vento dated as of March 29, 2005

            10.2 Employment Agreement between Prudential Savings Bank and Joseph R. Corrato dated as of March 29, 2005

            99.1           Press Release, dated March 29, 2005








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                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA


                    By:  /s/ Thomas A. Vento
                         _______________________________________________
                         Name:     Thomas A. Vento
                         Title:    President and Chief Executive Officer



Date: March 29, 2005




















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